                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                                April 29, 1997
         ______________________________________________________________
               (Date of Report; Date of Earliest Event Reported)


                              ORGANOGENESIS INC.
         ______________________________________________________________
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
           __________________________________________________________
                (State or other jurisdiction of incorporation)


           1-9898                                          04-2871690
______________________________                 ________________________________
   (Commission File Number)                    (IRS Employer Identification No.)



  150 Dan Road, Canton, Massachusetts                         02021
_______________________________________                 __________________
(Address of principal executive offices)                    (Zip Code)



                                (617) 575-0775
         ______________________________________________________________
             (Registrant's telephone number, including area code)























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ITEM 5. OTHER EVENTS.

On April 14, 1997, the Board of Directors of the Company declared a 25% Common Stock dividend (the "Stock Dividend") whereby one share of Common Stock shall be distributed on or about May 2, 1997 for each four shares of Common Stock held of record on April 25, 1997 (the "Record Date") to holders of record on the Record Date. No fractional shares of Common Stock shall be issued in connection with the Dividend and in lieu thereof, cash payments shall be made to the holders of such fractional amounts based upon the closing price of the Company's Common Stock on the American Stock Exchange on the Record Date. In addition, the Board voted to make appropriate adjustments in the number of shares of Common Stock
(i) reserved for issuance and/or issuable under the Company's 1995 Stock Option Plan, 1986 Stock Option Plan, as amended, Amended and Restated 1991 Employee Stock Purchase Plan, 1994 Director Stock Option Plan, 1991 Director Stock Option Plan and the 1987 Stock Option granted to an Officer of the Company, and upon exercise of all outstanding options under such Plans and (ii) upon conversion of the outstanding warrants of the Company.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

  (c) Exhibits.

Exhibit No.                                 Exhibit
----------                                  -------

   99.1 Press Release, dated April 14, 1997, announcing declaration of the Stock Dividend.




















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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  April 29, 1997

                                            /s/ HERBERT M. STEIN
                                            -----------------------------------
                                            By:    Herbert M. Stein
                                            Title: Chairman and Chief Executive
                                                   Officer (Principal Executive
                                                   Officer)